Comstock Reports Second Quarter 2022 Results
•Revenue increased 34% to $8.5 million in Q2 2022 vs. $6.3 million in Q2 2021; YTD revenue increased 31% to $17.2 million vs. $13.2 million in 2021
•Operating income increased 127% to $1.1 million in Q2 2022 vs. $0.5 million in Q2 2021; YTD operating income increased 166% to $2.5 million in Q2 2022 vs. $1.0 million in 2021
•Strengthened balance sheet via redemption of Series C preferred stock at discount
•New asset management agreement covering Anchor Portfolio provides expanded revenue opportunities and extends term through 2035
•Dwight Schar, recently retired CEO/Chairman of NVR, Inc. (NYSE: NVR), joining Comstock as significant shareholder
RESTON, Va. — August 15, 2022 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) (“Comstock” or the “Company”) announced its financial results for the three and six months ended June 30, 2022.

“The commitment of our team of commercial real estate and asset management professionals and the consistent performance of our managed assets continues to drive increases in revenue, operating income, and Adjusted EBITDA. The new asset management agreement covering our growing Anchor Portfolio further enhances our revenue and earnings growth potential, and its extended term provides a platform for reliable future growth across all Comstock operations,” said Christopher Clemente, Comstock’s Chairman and Chief Executive Officer. “In addition, the redemption of 100% of the Series C preferred stock at a significant discount further streamlined our balance sheet, while the addition of Dwight Schar, my long-time partner in the Anchor Portfolio, as a major Comstock shareholder will create alignment between Anchor Portfolio asset ownership and Comstock.”
Key Performance Metrics1

	($ in thousands, except per share data)
		Q2 2022	Q2 2021	YTD 2022	YTD 2021
	Revenue	$8,467	$6,324	$17,198	$13,164

	Income from operations	$1,117	$492	$2,482	$935
	Net income[2]	714	11,649	2,728	12,039

	Adjusted EBITDA	$1,388	$667	$2,994	$1,283

	Net income per share — diluted	$0.30	$1.29	$0.53	$1.34

	Managed Portfolio - # of assets	36	29	36	29

[1]	All amounts represent continuing operations. Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

[2]	Net income for Q2 and YTD 2022, excluding the $11.3 million tax impact of a partial release of deferred tax valuation allowance, increased 114% to $0.7 million and 276% to $2.7 million, respectively.

Q2 2022 Highlights
•Completed redemption of all outstanding shares of Series C preferred stock in exchange for 1 million shares of the Company’s Class A Common Stock and $4.0 million in cash, representing a discount of approximately 52% as compared to the stated liquidation preference amount of $17.2 million.
•Announced that Dwight Schar, founder and recently retired CEO and Chairman of NVR, Inc. (NYSE: NVR) to become a major shareholder of the Company.
•Entered into a new asset management agreement covering the Anchor Portfolio, most notably introducing new mark-to-market incentive fees that significantly accelerate revenue generating milestones related to Anchor Portfolio assets and increase various fees related to development, construction, and stabilization of portfolio assets. Term of the agreement extended through 2035.
•Generated “same-store” year-over-year rental growth across residential portfolio while maintaining or increasing occupancy levels at each residential asset.
•Secured approximately 150,000 square feet of new leases related to office and retail assets while experiencing increased utilization of office portfolio by tenant base. Revenue among our retail and restaurant tenants continue to recover from the impact of the COVID-19 pandemic.
•Continued progress on development and construction of the 1.3 million square foot Reston Row project, the newest phase of Comstock’s mixed-use and transit-oriented Reston Station development. Positioned additional pipeline assets for development in future periods.
About Comstock
Comstock is a leading developer and manager of mixed-use and transit-oriented properties in the Washington, D.C. metropolitan area. As a vertically integrated and multi-faceted asset management and real estate services company, Comstock has designed, developed, constructed, acquired, and managed thousands of residential units and millions of square feet of commercial and mixed-use properties since 1985, and has been selected by multiple jurisdictions as Master Developer of Public-Private Partnerships responsible for development of some of the most prominent mixed-use and transit-oriented developments in the Washington, D.C. region. Comstock provides a wide array of real estate-related services that include asset management, strategic capital markets advisory services, development and construction management, marketing and leasing services, office and retail property management, residential property management, and commercial garage management. Comstock is publicly traded on Nasdaq under the ticker symbol CHCI. For more information, please visit www.comstock.com.
Cautionary Statement Regarding Forward-Looking Statements
This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.
Investor Contact
Christopher Guthrie, CFO
cguthrie@comstock.com
703-230-1292

Media Contact
Denise Pattakos
dpattakos@comstock.com
703-230-1146

COMSTOCK HOLDING COMPANIES, INC.
Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$8,427	$15,823
Accounts receivable	826	46
Accounts receivable - related parties	2,933	1,697
Prepaid expenses and other current assets	490	197
Current assets held for sale	—	2,313
Total current assets	12,676	20,076
Fixed assets, net	379	264
Intangible assets	144	—
Leasehold improvements, net	133	—
Investments in real estate ventures	7,455	4,702
Operating lease assets	6,985	7,245
Deferred income taxes, net	11,427	11,300
Other assets	26	15
Total assets	$39,225	$43,602

Liabilities and Stockholders' Equity
Current liabilities:
Accrued personnel costs	2,206	3,468
Accounts payable and accrued liabilities	649	783
Current operating lease liabilities	679	616
Current credit facility - due to affiliates	5,500	—
Current liabilities held for sale	—	1,194
Total current liabilities	9,034	6,061
Credit facility - due to affiliates	—	5,500
Operating lease liabilities	6,570	6,745
Total liabilities	15,604	18,306
Commitments and contingencies (Note 8)
Stockholders' equity:
Series C preferred stock	—	6,765
Class A common stock	93	81
Class B common stock	2	2
Additional paid-in capital	201,198	200,617
Treasury stock	(2,662)	(2,662)
Accumulated deficit	(175,010)	(179,507)
Total stockholders' equity	23,621	25,296
Total liabilities and stockholders' equity	$39,225	$43,602

COMSTOCK HOLDING COMPANIES, INC.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$8,467	$6,324	$17,198	$13,164
Operating costs and expenses:
Cost of revenue	6,831	5,502	13,766	11,580
Selling, general, and administrative	469	308	856	607
Depreciation and amortization	50	22	94	42
Total operating costs and expenses	7,350	5,832	14,716	12,229
Income (loss) from operations	1,117	492	2,482	935
Other income (expense):
Interest expense	(69)	(58)	(128)	(116)
Gain (loss) on real estate ventures	17	(100)	269	(94)
Other income (expense), net	1	(1)	1	—
Income (loss) from continuing operations before income tax	1,066	333	2,624	725
Provision for (benefit from) income tax	352	(11,316)	(104)	(11,314)
Net income (loss) from continuing operations	714	11,649	2,728	12,039
Net income (loss) from discontinued operations, net of tax	(10)	(444)	(277)	(587)
Net income (loss)	704	11,205	2,451	11,452
Impact of Series C preferred stock redemption	2,046	—	2,046	—
Net income (loss) attributable to common shareholders	$3,017	$11,205	$4,764	$11,452

Weighted-average common stock outstanding:
Basic	8,599	8,215	8,470	8,191
Diluted	9,157	9,061	9,033	9,014

Net income (loss) per share:
Basic - Continuing operations	$0.32	$1.42	$0.56	$1.47
Basic - Discontinued operations	—	(0.05)	(0.03)	(0.07)
Basic net income (loss) per share	$0.32	$1.37	$0.53	$1.40

Diluted - Continuing operations	$0.30	$1.29	$0.53	$1.34
Diluted - Discontinued operations	—	(0.05)	(0.03)	(0.07)
Diluted net income (loss) per share	$0.30	$1.24	$0.50	$1.27

COMSTOCK HOLDING COMPANIES, INC.
Non-GAAP Financial Measures
(Unaudited; In thousands)

Adjusted EBITDA
The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) from continuing operations	$714	$11,649	$2,728	$12,039
Interest expense	69	58	128	116
Income taxes	352	(11,316)	(104)	(11,314)
Depreciation and amortization	50	22	94	42
Stock-based compensation	220	154	417	306
(Gain) loss on equity method investments	(17)	100	(269)	94
Adjusted EBITDA	$1,388	$667	$2,994	$1,283

We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.

We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance.
While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies.